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                                                                    Exhibit 24.1

                              POWER OF ATTORNEY

We, the undersigned directors and/or officers of Aetna Services, Inc. (the "Company"), hereby severally constitute and appoint Richard L. Huber, Chairman and Chief Executive Officer, Alfred P. Quirk Jr., Vice President, Finance, Alan
M. Bennett, Vice President and Corporate Controller, and Thomas J. Calvocoressi, Vice President and General Counsel, and each of them individually, with full power of substitution and resubstitution, our true and lawful attorneys, with full power to them and each of them to sign for us, in our names and in the capacities indicated below, (i) the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post effective amendments), in connection with the registration under the Securities Act of 1933, as amended, for issuance and sale, in one or more series, of debt or similar obligations of Aetna Services, Inc. (including depository receipts evidencing interests therein) (the "Debt Securities") and of beneficial interests in business trusts (the "Trust Securities", such trusts currently expected to be named Aetna Capital Trust I, Aetna Capital Trust II, Aetna Capital Trust III, and Aetna Capital Trust IV), formed under the laws of the State of Delaware, such Debt Securities and Trust Securities being guaranteed to the extent set forth in the Registration Statement by Aetna Inc. and/or the Company, and (ii) a
Registration Statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.


WITNESS our hands on this 16th day of June, 1998.


/s/ Richard L. Huber                              /s/  Alan M. Bennett
__________________________________                _____________________________
Richard L. Huber                                  Alan M. Bennett
Chief Executive Officer, President                Director, Vice President and
and Director                                      Corporate Controller
(Principal Executive Officer and                  (Controller and Principal
Principal Financial Officer)                      Accounting Officer)



/s/ Timothy A. Holt
__________________________________
Timothy A. Holt
Director